Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Tower Group, Inc.
New York, New York
We hereby consent to the incorporation by reference in the registration statements on Form S-8 (No.333-120320, 333-151801, 333-157112 and 333-163117) of Tower Group, Inc. of our report dated April 15, 2010 relating to the carve-out financial statements of OneBeacon Insurance Group, Ltd.’s Traditional Personal Lines which appears on Form 8-K/A of Tower Group, Inc. dated September 10, 2010.
/s/ PricewaterhouseCoopers LLP
New York, NY
September 13, 2010